POWER OF ATTORNEY

Michael H. Michalak

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form

3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required by,

the undersigned, it being understood that the

documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power

of Attorney shall be in such form and shall contain

such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-

in-fact full power and authority to do and perform

any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of

any of the rights and powers herein granted, as

fully to all intents and all purposes as the

undersigned might or could do if personally present,

with full power of substitution or revocation,

hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or

cause to be done by virtue of this power of

attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity

at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the

undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's employment

by the Company, however caused, shall operate as a

termination of his or her powers and authorities

hereunder, but shall not affect the powers and

authorities herein granted to any other party.

This Power of Attorney shall remain in full force

and effect until the undersigned is no longer

required to file Forms 3, 4 and 5 with respect to

the undersigned's holdings of and transactions in

securities issued by the Company, unless earlier

revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact at

the then current mailing address of the Corporate

Legal Department of Comerica Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby

are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed and made

effective as of this 25th day of July, 2006.

/s/ Michael H. Michalak

Michael H. Michalak